COOPER CAMERON CORPORATION
NON-QUALIFIED [INCENTIVE] STOCK OPTION AGREEMENT

Effective Date: {DATE}

1. Purpose. As an additional incentive and inducement to the employee herein granted a stock option (the “Optionee”) to remain in the employment of the Company and its subsidiaries and to acquire an ownership position in the Company, thereby aligning the interests of the Optionee with those of the Company and its stockholders, the Company hereby grants to the Optionee the option to purchase from the Company at the times and upon the terms and conditions set forth on the attached Notice of Grant of Stock Options and Option Agreement (the “Agreement”).

2. Terms subject to the Plan. The Agreement is expressly subject to the terms and provisions of the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”), a copy of which is attached hereto, and in the event there is a conflict between the terms of the Plan and the Agreement, the terms of the Plan shall control.

3. Purchase Price. The purchase price of the shares of Stock subject to the Agreement shall be ${PRICE} per share.

4. Vesting. The option granted pursuant to the Agreement (“Option”) may be exercised during the period beginning {DATE} (one year from the date on which it was granted), and ending {DATE}, (seven years from the date on which it was granted), in whole at any time or in part from time to time, but only as to the number of shares as to which the right to exercise has vested at the time of exercise as set forth in the Agreement.

5. Exercise of Option. The Option granted herein may be exercised, in whole or in part, from time to time by the Optionee by giving written notice to the Secretary of the Company on or prior to the date on which the Option terminates. Such notice shall identify the Option and specify the number of whole shares of Common Stock that the Optionee desires to purchase. Any notice of exercise shall be in a form substantially similar to the form attached hereto. Payment of the purchase price of the shares of Stock that the Optionee desires to purchase shall be tendered in full at the time of giving notice by (i) cash, check, or bank draft payable and acceptable to the Company (or the equivalent thereof acceptable to the Company), (ii) shares of Company Common Stock theretofore owned and held by the Optionee for more than six months, (iii) a combination of cash and shares of Company Common Stock theretofore owned and held by the Optionee for more than six months, or (iv) the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Company to reflect exercise of the Option and compliance with all applicable laws, rules and regulations. The notice shall state a requested delivery date for the share certificate or certificates at least fifteen days after the delivery of such notice; provided, however, that if the Optionee is exercising any Option granted pursuant to this Agreement in connection with a broker’s transaction described in 5(iv) above, such notice shall state a requested date of delivery to the broker of such share certificate or certificates which shall be no later than five business days after delivery of such notice or such greater or lesser time as may be required or permitted by law.

6. Shares Subject to Listing and Registration. The Option granted herein shall be subject to the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange or under any applicable state or federal law. This Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors.

7. Changes in the Company’s Capital Structure. The number of shares of Stock subject to the Option and the price per share payable upon exercise of the Option may be adjusted in an equitable manner determined by the Compensation Committee of the Board of Directors, in its sole discretion and without liability to any person, in the event of (i) a subdivision or consolidation of shares of Stock or other capital adjustments, (ii) the payment of a stock dividend or a recapitalization, or (iii) a “corporate transaction”, as such term is defined in Treasury Regulation §1.425-1(a)(1)(ii), or any other transaction which, in the opinion of the Committee, is similar to a “corporate transaction”, as defined by such Treasury Regulations as in effect on the date hereof, including without limitation any spin-off or other distribution to the security holders of the Company of securities or property of the Company or a subsidiary thereof. No adjustment pursuant to this provision shall require the Company to issue or sell a fractional share upon exercise of the Option, such Option to be adjusted down to the nearest full share in the event of such adjustment.

8. Covenant Not To Compete, Solicit or Disclose Confidential Information.

(a) The Optionee acknowledges that the Optionee is in possession of and has access to confidential information, including material relating to the business, products or services of the Company and that he or she will continue to have such possession and access during employment by the Company. The Optionee also acknowledges that the Company’s business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Optionee agrees that as partial consideration for the Option granted herein that should the Optionee engage in any “Detrimental Activity,” as defined below, at any time during his or her employment or during a period of one year following his or her termination the Company shall be entitled to: (i) cancel any un-exercised portion of the Option; (ii) recover from the Optionee the value of any portion of the Option that has been exercised; (iii) seek injunctive relief against the Optionee; (iv) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Option grant, and (v) set-off any such sums to which the Company is entitled hereunder against any sum which may be owed the Optionee by the Company.

(b) “Detrimental Activity” for the purposes hereof, other than with respect to involuntary termination without cause, termination in connection with or as a result of a “Change of Control” (as defined in the Plan), or termination following a reduction in job responsibilities, shall include: (i) rendering of services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company; (ii) disclosing to anyone outside the Company, or using in other than the Company’s business, without prior written authorization from the Company, any confidential information including material relating to the business, products or services of the Company acquired by the Optionee during employment with the Company; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company to leave his or her employment, whether done on Optionee’s own account or on account of any person, organization or business which is or becomes competitive with the Company, or (iv) directly or indirectly soliciting the trade or business of any customer of the Company. “Detrimental Activity” for the purposes hereof with respect to involuntary termination without cause, termination in connection with or as a result of a “Change of Control”, or termination following a reduction in job responsibilities, shall include only part (ii) of the preceding sentence.

9. Exchange Option

The acceptance of this grant shall constitute acceptance of and consideration for the amendment to the Plan and, if applicable to you, to the Company’s Broadbased 2000 Incentive Plan (the “Broadbased Plan”) changing the method by which the number and exercise price of Exchange Options are determined in the event the Company is merged into or consolidated with another entity. This change is explained in the Appendix to the Prospectus, dated November 14, 2002. Such amendment affects all outstanding option grants of the Optionee under the Plan and, where applicable, the Broadbased Plan.

10. Termination of Employment.

(a) Except as stated in 10 (b) below with respect to retirement, if the Optionee’s employment is terminated by reason of retirement or disability, the Optionee shall have the right to exercise the Option granted hereunder at any time within the term of the option or a three (3) year period commencing on the day next following such termination, whichever is less, to the extent that the individual was entitled to exercise the same on the day immediately prior to such termination. No additional shares shall vest for the benefit of the Optionee after the termination date.

(b) If the Optionee’s employment is terminated by reason of retirement and the Optionee is age 65 or older with at least ten years of service, the Optionee shall have the right to exercise the Option granted hereunder at any time within the term of the option or a three (3) year period commencing on the day next following such termination, whichever is less, and any unvested options will accelerate and become immediately vested (exercisable).

(c) If the Optionee’s employment is terminated for reasons other than as stated in 10 (a) and 10 (b) above and 10 (d) below, the Option shall be exercisable by the Optionee only within a three (3) month period after such termination or the term of the option, whichever is less, but only to the extent it was exercisable immediately prior to the date of termination. No additional shares shall vest for the benefit of the Optionee after the termination date.

(d) In the event of the death of the Optionee prior to the expiration of the Option granted hereunder, the Option shall vest in full and his personal representatives, heirs, legatees or distributees shall have the right for a period of three (3) years from the date of death or the term of the option, whichever is less, to exercise the Option.

11. Employment. This Agreement is not an employment agreement. Nothing contained herein shall be construed as creating any employment relationship.

12. Notices. All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party. Notice given by mail as below set out shall be deemed delivered at the time and on the date the same is postmarked.

13. Definitions. All undefined capitalized terms used herein shall have the meanings assigned to them in the Plan.

14. Successors and Assigns. Subject to the provisions of Paragraph 10 hereof, this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Optionee and the successors and assigns of the Company. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. In no event shall an Option granted hereunder be voluntarily or involuntarily sold, pledged, assigned or transferred by the Optionee other than: (i) by will or the laws of descent and distribution; or (ii) pursuant to the qualified domestic relations order (as defined by the Internal Revenue Code); or (iii) with respect to Awards of nonqualified stock options, by transfer by an Optionee to a member of the Optionee’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Optionee and members of his Immediate Family. However, any Award transferred shall continue to be subject to all terms and conditions contained in the Award Agreement.

15. Tax Withholding. Optionee agrees that as a condition to the exercise of the Option granted hereby, any cash payment under the Plan shall be reduced by, or shall include such additional amounts required to be withheld or paid with respect thereto under all applicable federal, state and local taxes and other laws and regulations that may be in effect as of the date of each such payment (“Tax Amounts”.) Any issuance of Stock pursuant to the exercise of an Option shall not be made until appropriate arrangements have been made for the payment of any Tax Amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Company, include allowing Optionee to tender to the Company shares of Stock owned by Optionee, or to request the Company to withhold a portion of the shares of Stock being acquired pursuant to the exercise, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

Notices to the Company should be addressed to:

Cooper Cameron Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Corporate Secretary

Telephone: 713-513-3322

Notice of Grant of Stock Options and Option Agreement.

Stock Option Grant Summary

Effective {DATE}, you have been granted a {Non-Qualified} {Incentive} Stock Option to buy {# of Shares} shares of COOPER CAMERON CORPORATION (the Company) stock at ${PRICE} per share.

Vesting Schedule

Signatures